ANDINA ACQUISITION CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

TECNOGLASS S.A. AND C.I. ENERGIA SOLAR S.A. E.S. WINDOWS

New York, NY and Barranquilla, Colombia – August 17, 2013 – Andina Acquisition Corporation (NASDAQ: ANDA; ANDAW; ANDAU) (“Andina”) and privately-held Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows (sister companies under common management, collectively, “Tecnoglass”) today jointly announced the signing of a definitive agreement under which Tecnoglass will become a subsidiary of Andina.

Headquartered in Barranquilla, Colombia, Tecnoglass is a leading vertically-integrated manufacturer of hi-spec architectural and industrial glass and windows, and associated aluminum products for the global residential and commercial construction industries. Tecnoglass sells to more than 300 customers in North, Central and South America, and exports approximately 43% of its production to foreign countries, with the United States accounting for approximately 30% of Company revenues in 2012. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and Four Waterway Square (The Woodlands, TX).

Andina and Tecnoglass expect to provide additional information regarding this transaction on August 19, 2013.

EarlyBirdCapital, Inc. and Morgan Joseph TriArtisan LLC are acting as financial advisors to Andina. Graubard Miller and Maples and Calder are acting as legal advisors to Andina, and McDermott Will & Emery LLP, Arnstein & Lehr LLP and Gómez-Pinzón Zuleta Abogados S.A. are acting as legal advisors to Tecnoglass.

About Andina Acquisition Corporation

Andina Acquisition Corporation was incorporated in the Cayman Islands on September 21, 2011 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Andina’s initial public offering was declared effective March 16, 2012 and was consummated on March 22, 2012. Andina received net proceeds of $38.3 million through the sale of 4.0 million units, each consisting of one ordinary share and one warrant and certain private placements that were consummated simultaneously with the initial public offering. As of May 31, 2013, Andina held $42.74 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Andina and its directors and executive officers, as well as EarlyBirdCapital, Inc. and Morgan Joseph TriArtisan LLP, who are acting as financial advisors to Andina, may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of Andina shareholders to be held to approve the business combination. Shareholders are advised to read, when available, Andina’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the extraordinary general meeting because these statements will contain important information. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the business combination. The preliminary proxy statement and definitive proxy statement, once available, can be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Andina’s and Tecnoglass’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings against Andina, Tecnoglass, ES; (3) the inability to complete the transaction contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of Andina or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulator reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described therein and herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in Andina’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Tecnoglass’ financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Tecnoglass’ financial results in any particular period may not be indicative of future results. Neither Andina nor Tecnoglass is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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Contacts:

The Equity Group Inc.

Devin Sullivan, Senior Vice President

212-836-9608

dsullivan@equityny.com

Thomas Mei, Associate

212-836-9614

tmei@equityny.com